AMENDED AND RESTATED BYLAWS

                                       OF

                       PREMIUM CIGARS INTERNATIONAL, LTD.

                                ----------------


                              I. CORPORATE ARTICLES
                                 ------------------

         1.01 References Thereto. Any reference made herein to the Corporation's Articles will be deemed to refer to its Articles of Incorporation and all amendments thereto which are on file with the Arizona Corporation Commission at any given time, together with any and all certificates theretofore filed by the Corporation with the Arizona Corporation Commission pursuant to Arizona Revised Statutes ("A.R.S.") ss. 10-203 or any amended or successor statute thereto.

         1.02 Seniority Thereof. The Articles will in all respects be considered senior and superior to these Bylaws, with any inconsistency to be resolved in favor of the Articles, and with these Bylaws to be deemed automatically amended from time to time to eliminate any such inconsistency which may then exist.

                           II. SHAREHOLDERS' MEETINGS
                               ----------------------

         2.01 Annual Meetings. Annual meetings of the shareholders shall be held on the first Friday of May of each year unless that day is a Saturday, Sunday or legal holiday, in which event the annual meeting will be held on the next succeeding business day and at a time of day and place as determined by the Board of Directors (or, in the absence of action by the Board, as set forth in the notice given, or waiver signed, with respect to such meeting pursuant to
Section 2.03 below) or at the principal place of business of the Corporation, unless a different place is specified in the notice. If any such annual meeting is for any reason not held on the date determined as aforesaid, a special meeting may thereafter be called and held in lieu thereof, and the same proceedings (including the election of directors) may be conducted thereto as at an annual meeting.

         2.02 Special Meetings. Special meetings of the shareholders may be held whenever and wherever called for by the President or the Board of Directors, or by the written demand of the holders of not fewer than ten percent (10%) of all issued and outstanding shares of stock, regardless of class. The business which may be conducted at any such special meeting will be confined to the purposes stated in the notice thereof, and to such additional matters as the chairman of such meeting may rule to be germane to such purpose.

         2.03 Notices. At least ten (10) but no more than sixty (60) days (inclusive of the date of meeting) before the date of any meeting of the shareholders, the Secretary will cause a written notice setting forth the day, time and place and, in the case of a special meeting the purpose or purposes of the meeting, to be deposited in the mail, with postage prepaid, addressed to each shareholder of record at his last address as it then, or on the applicable record date, appears on the stock transfer books of the Corporation. Any shareholder may expressly waive call or notice of any annual or special meeting (and any adjournment thereof) at any time before, during or after it is held. The waiver shall be in writing, signed by the Shareholder entitled to the call or notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Attendance by a shareholder at any such meeting in person or by proxy will automatically evidence his waiver thereof without a writing unless he or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A Shareholder's attendance shall also be deemed a waiver of objection to a consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented. No call or notice of a meeting of the shareholders will be necessary if each of them waives the same in writing or by attendance as aforesaid.

         2.04 Registered Shareholders. To determine the shareholders entitled to notice of any shareholders' meeting, to demand a special meeting, to vote or to take any other action by consent or otherwise, the Board of Directors may fix in advance a date, not exceeding seventy (70) days preceding the date of such meeting or action, as a record date for the determination of shareholders of record entitled to notice of, and to vote at, such meeting or to take such action. The shares of stock, and the shareholders, "entitled to vote" (as that or any similar term is hereafter used) at any meeting of the shareholders will be determined as of the applicable record date if one has been fixed as aforesaid; otherwise, as of four o'clock in the afternoon on the day before notice of the meeting is sent, first demand is made, or action is taken; or, if notice is waived, at the commencement of the meeting.

         2.05 Proxies. Any shareholder entitled to vote thereat may vote by proxy at any meeting of the shareholders (and at any adjournment thereof) which is specified in such proxy, provided that his proxy is executed in writing by him (or by his duly authorized attorney-in-fact) within eleven (11) months prior to the date of the meeting so specified, unless otherwise provided in the proxy. The burden of proving the validity of any undated proxy at any such meeting of the shareholders will rest with the person seeking to exercise the same. A telegram or cablegram appearing to have been transmitted by a shareholder (or by his duly authorized attorney-in-fact) may be accepted as a sufficiently written and executed proxy.

         2.06 Corporate Shareholders. Any other corporation entitled to vote shares of the Corporation's stock at any meeting of the Corporation's shareholders may be represented at the meeting by such persons designated by the bylaws of such corporation or by resolution of its board of directors, and such officer or other person so designated may vote such corporation's stock in this Corporation in person or by proxy appointed by him.

         2.07 Quorum. At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of all issued and outstanding shares of the Corporation which would then be entitled to vote on any single subject matter which may be brought before the meeting will constitute a quorum of the shareholders for all purposes, and the affirmative majority of all votes cast on any item shall constitute the act of the shareholders. In the absence of a quorum, any meeting may be adjourned from time to time, until a quorum is present, by the affirmative vote thereof by the holders of a majority of shares then present, without notice other than by announcement thereat of the time and place of the adjourned meeting, except as otherwise provided by law. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at a meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, and action on any matter is approved if the votes cast favoring the action exceed the votes cast opposing the action as specified in A.R.S. ss. 10-725(C), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         2.08 Participation in Shareholders' Meeting. The Board of Directors may permit any or all shareholders to participate in an annual or special shareholders' meeting by or conduct the meeting through use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. If the Board of Directors in its sole discretion elects to permit participation by such means of communication, the notice of the meeting shall specify how a shareholder may participate in the meeting by such means of communication. The participation may be limited by the Board of
Directors in its sole discretion to specified locations or means of communications. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

         2.09 Election Inspectors. The Board of Directors, in advance of any shareholders' meeting, may appoint an election inspector or inspectors to act at such meeting (and any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon the request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there is more than one) will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; they will receive and count votes, ballots and consents and announce the results thereof; they will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, they will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the Corporation.

         2.10 Organization and Conduct of Meetings. Each shareholders' meeting will be called to order and thereafter chaired by the Chairman or the President, or if the Chairman or President are unavailable, then by such other officer of the Corporation or such shareholder as may be appointed by the Board of Directors. The Corporation's Secretary or Assistant Secretary will act as secretary of each shareholders' meeting; in his absence, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary thereat. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person, and the filing of all proxies, with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at a meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of the business to be conducted at such meeting and to establish reasonable rules for expediting the business of the meeting (including any informal, or question and answer portions thereof).

         2.11 Voting. Except for the election of directors (which will be governed by the cumulative voting laws of Arizona) and except as may otherwise be required by the Corporation's Articles or by statutes, each issued and outstanding share of the Corporation's capital stock (specifically excluding shares held in the treasury of the Corporation) represented at any meeting of the shareholders in person or by a proxy given as provided in Section 2.05 above, will be entitled to one (1) vote. The voting on any question as to which a ballot vote is demanded, prior to the time the voting begins, by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

         2.12 Shareholder Approval or Ratification. The Board of Directors may submit any contract or act for approval or ratification at any duly constituted meeting of the shareholders, the notice of which either includes mention of the proposed submittal or is waived as provided in Section 2.03 above. If any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the Corporation and all of its shareholders as it would be if approved and ratified by each and every shareholder of the Corporation, except as specifically provided to the contrary by statute.

         2.13 Action Without a Meeting. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting and without notice if a consent in writing setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. This consent shall have the same effect as a unanimous vote of the shareholders. Unless otherwise specified in the consent or consents, the action is effective on the date that the last consenting shareholder signs, except where notice to non-voting shareholders requires a different effective date as specified in A.R.S. 10-704(D) or any amended or successor statute thereto.

         2.14   Informalities   and   Irregularities.   All   informalities   or
irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting and similar matters, will be deemed waived if no objection is made regarding call, notice, proxy or quorum, at the beginning of the meeting, and regarding voting for specific matters, when the matter is presented.

         2.15 List of Shareholders. The officer who has charge of the stock ledger of the Corporation or its equivalent shall prepare and make available, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote, arranged in alphabetical order, and showing the address and number of shares issued in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting at the corporation's principal office, the office of the corporation's transfer agent if specified in the meeting notice or at another place identified in the meeting notice in the city where the meeting will be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

         2.16 Shareholder Approval of Certain Transactions. Shareholder approval or ratification shall be required for a plan or arrangement under subparagraph
(A) below or, prior to the issuance of designated securities under subparagraphs
(B), (C) or (D) below:

                  (A) when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, except for warrants or rights issued generally to security holders of the Corporation or broadly based plans or arrangements including other employees (e.g. ESOPs). In a case where the shares are issued to a person not previously employed by the Corporation, as an inducement essential to the individual's entering into an employment contract with the Corporation, shareholder approval will generally not be required. The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares of Common Stock, 1% of the voting power outstanding, or 25,000 shares will not generally require shareholder approval. Shareholder approval under this subparagraph may be by ratification at the next annual or special meeting of the shareholders;

                  (B) when the issuance will result in a change of control of the Corporation;

                  (C) in connection with the acquisition of the stock or assets of another company if:

                           (i) any director,  officer or substantial shareholder
                  of the Corporation has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, could result in an increase in outstanding Common Shares or voting power of 5% or more; or

                           (ii) where the present or potential issuance of Common Stock, or securities convertible into or exercisable for Common Stock, other than a public offering for cash, if the Common Stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for Common Stock, or the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares or Common Stock outstanding before the issuance of the stock or securities; or

                  (D) in connection with a transaction other than a public offering involving:

                           (i) the sale or issuance by the Corporation of Common
                  Stock (or securities convertible into or exercisable for Common Stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Corporation equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance; or

                           (ii) the sale or issuance by the Corporation of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

                  (E) Exceptions may be made upon application to the National Association of Securities Dealers, Inc. when:

                           (i) the delay in securing  shareholder approval would
                  seriously   jeopardize   the   financial   viability   of  the
                  enterprise;

                           (ii) reliance by the Corporation on this exception is
                  expressly approved by the Audit Committee of the Board or a majority of the Independent Directors; and

                           (iii) the Corporation  mails to all  shareholders not
                  later than ten days before issuance of the securities a letter alerting them of the Corporation's omission to seek shareholder approval that would otherwise be required and indicating that the Audit Committee of the Board or a majority of the Independent Directors has expressly approved the exception.

                  (F) Only shares actually issued and outstanding (excluding treasury shares or shares held by a subsidiary) are to be used in making any calculation provided for in this Section 2.16; specifically, unissued shares reserved for issuance upon conversion of securities or upon exercise of options or warrants will not be regarded as outstanding.

                  (G) Voting power outstanding as used in this Section 2.16 refers to the aggregate number of votes which may be cast by holders of those securities outstanding which entitle the holders thereof to vote generally on all matters submitted to the Corporation's security holders for a vote.

                  (H) An interest consisting of less than either 5% of the number of shares of Common Stock or 5% of the voting power outstanding of the Corporation or other entity shall not be considered a "substantial interest" or cause the holder of such an interest to be regarded as a "substantial security holder."

                  (I) Where shareholder approval is required, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal in person or by proxy.

         2.17 Voting Rights. The Corporation shall not issue any class of security, or take other corporate action, with the effect of nullifying, restricting, or disparately reducing the per share voting rights of holders of an outstanding class or classes of Common Stock of the Corporation which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (A) For the purposes of this Section 2.17, the following shall be presumed to have the effect of nullifying, restricting, or disparately reducing the per share voting rights of an outstanding class or classes of Common Stock:

                           (i) corporate action to impose any restriction on the
                  voting power of shares of Common Stock held by a beneficial or record holder based on:

                                    (a)  the  number  of  shares  held  by  such
                           beneficial or record holder; or

                                    (b) the length of time such shares have been
                           held by such beneficial or record holder; or

                           (ii) any issuance of  securities  through an exchange
                  offer by the Corporation for shares of an outstanding class of Common Stock or any issuance of securities pursuant to a stock dividend, or any other type of distribution of stock, in which the securities issued have voting rights greater than or less than the per share voting rights of any outstanding class of Common Stock.

                  (B) For the purposes of this Section 2.17, the following, standing alone, shall be presumed not to have the effect of nullifying, restricting, or disparately reducing the per share voting rights of an outstanding class or classes of Common Stock:

                           (i) the issuance of any class of securities,  through
                  a registered public offering, with voting rights not greater than the per share voting rights of any outstanding class of the Corporation's Common Stock;

                           (ii) the issuance of any class of securities to effect a bona fide merger or acquisition, with voting rights not greater than the per share voting rights of any outstanding class of the Corporation's Common Stock; or

                           (iii) corporate  action taken pursuant to Arizona law
                  requiring the Corporation to condition the voting rights of a beneficial or record holder of a specified threshold percentage of the Corporation's voting stock on the approval of the Corporation's independent shareholders.

                  (C) The following terms shall have the following meanings for purposes of this Section 2.17 only:

                           (i) "Common  Stock" shall include any security of the
                  Corporation designated as Common Stock and any security, however designated, which by statute or by its terms is a common stock (e.g., a security which entitles the holders thereof to vote generally on matters submitted to the Corporation's security holders for a vote;

                           (ii) "Security" shall include any security defined as
                  such pursuant to Section 3(a)(10) of the Securities Exchange Act of 1934, as amended, but shall exclude any class of security having a preference or priority over the Corporation's Common Stock as to dividends, interest payments, redemption or payments in liquidation, if the voting rights of such securities only become effective as a result of specified events, not relating to an acquisition of the Common Stock of the Corporation, which reasonably can be expected to jeopardize the Corporation's financial ability to meet its payment obligations to the holders of that class of securities.

                             III. BOARD OF DIRECTORS
                                  ------------------

         3.01 Number and Qualification. The business and affairs of the Corporation shall be managed by a Board of Directors comprised of no less than one, but no more than nine members. The directors need not be shareholders of the Corporation or residents of the State of Arizona. The Board may appoint from its members a Chairman of the Board to preside over all meetings of shareholders and of the Board.

         3.02 Election. The members of the initial Board of Directors shall hold office until the first annual meeting of the shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter or special meeting in lieu of an annual meeting called for such purpose, the shareholders shall elect the directors to hold office until the next succeeding annual meeting. The directors shall hold office for the term for which they are elected and until their successors shall be elected and qualified.

         3.03 Vacancies. Except as provided in Section 3.04 below, any vacancy in the Board caused by death, resignation, removal, increase in the number of directors, or any other cause, may be filled for the unexpired term by a majority vote of the remaining directors though less than a quorum or by a sole remaining director, or, in the event that there are no directors then in office, then by the shareholders at the next annual meeting or at any special meeting called for that purpose.

         3.04 Resignation and Removal of Directors. Any director may resign at any time by giving written notice of his or resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or, if no time is specified, immediately upon receipt by the President or the Secretary, and, unless specified in the resignation, the acceptance of such resignation shall not be necessary to make it effective. Unless prohibited or restricted by an agreement to the contrary, any director may be removed at any time, either with or without cause, as provided by the Arizona Revised Statutes then in effect, or by the affirmative vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote, given at a special meeting of such shareholders called for that purpose, provided that if less than the entire Board is to be removed, one of the directors may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting.

         3.05 Regular Meetings. A regular annual meeting of the directors is to be held immediately after the adjournment of each annual shareholders' meeting at the place at which such shareholders' meeting was held for the purpose of organization, election of officers and consideration of any other business that may properly come before the meeting. Regular meetings, other than as specified herein, may be held at regular intervals at such places and at such times as the Board of Directors may provide.

         3.06 Participation in Directors' Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         3.07 Special Meetings. Special meetings of the Board of Directors may be held whenever and wherever called for by the President or the number of directors which would be required to constitute a quorum.

         3.08 Notices. No notice need be given of regular annual meetings of the Board of Directors. Written notice of the day, place and time (but not necessarily the purpose or all the purposes) of any regular meeting, other than annual meetings, or any special meeting shall be given to each director in person or by mail or telefacsimile addressed to him at his latest address appearing on the Corporation's records. Notice to any director of any such special meeting will be deemed given sufficiently in advance when, if given by mail, the same is deposited in the United States mail, with postage thereon prepaid, at least two (2) days before the meeting date. Notice is sufficiently given if delivered personally or by telefacsimile to the director, or by telephone, not later than the day before the day on which such meeting is to be held. Any director may expressly waive call or notice of any meeting (and any adjournment thereof) at any time before, during or after it is held. Such waiver shall be in writing, signed by the director entitled to the call or notice and filed with the minutes or corporate records. Attendance of a director at any meeting shall evidence his waiver without a writing of call and notice of such meeting (and any adjournment thereof) unless the director, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. No call or notice of a meeting of directors will be necessary if each of them waives the same in writing or by attendance as aforesaid. Any meeting, once properly called and noticed (or as to which call and notice have been waived as aforesaid) and at which a quorum is present, may be adjourned to another time and place by a majority of those in attendance, and notice of any adjourned meeting need not be given, other than by announcement at the meeting at which such action to adjourn be taken.

         3.09 Quorum and Manner of Acting. A quorum for the transaction of business at any meeting or adjourned meeting of the directors will consist of a majority of the number of directors in office immediately before the meeting begins. Any act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, the Articles or these Bylaws. In all cases of a tie vote, the Chairman shall have a second or deciding vote to break the tie. If a quorum shall not be present at any meeting of the Board of Directors, any meeting may be adjourned from time to time until a quorum is present by the affirmative vote of the directors then present, without notice other than by announcement thereat of the time and place of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

         3.10 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, name two or more of its members as an Executive Committee. Except as otherwise prohibited by statute, such Executive Committee will have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation while the Board is not in session, subject to such limitations as may be included in the Board's resolution and the prohibited actions in A.R.S. ss.10-825(E) or any amended or successor statute thereto. A majority of those named to the Executive Committee will constitute a quorum. In the event that vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors.

         3.11 Other Committees. Other standing or temporary committees may from time to time be appointed from its own membership by the Board of Directors and be vested with such powers as the Board may lawfully delegate. All committees are to keep regular minutes of the transactions of their meetings and make such minutes available to the Board of Directors.

         3.12 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors, or of any committee, at which action is taken on any corporate matter will be presumed to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the Secretary of the Corporation by five o'clock in the afternoon (5:00 p.m.) of the next day after the adjournment of the meeting, holidays and weekends excepted. A right to dissent will not be available to a director who voted in favor of the action.

         3.13 Action Without A Meeting. Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or committee members, whichever is applicable. Such consent shall have the same effect as a unanimous vote. Unless otherwise specified in the consent or consents, the action is effective on the date that the last consenting director signs.

         3.14 Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount or other form of compensation per annum or such fees for attendance at directors' meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing contained herein shall preclude the director from serving the Corporation, its affiliates or subsidiaries in any other capacity and receiving proper compensation therefor. Members of any committee established may be allowed such similar compensation and reimbursement as determined by the Board of Directors.

         3.15     Independent Director Approval of Certain Transactions.

         (A) Definition of Independent Director. An "Independent Director" is member of the Corporations's Board of Directors who:

                  (i) is not an officer or employee of the Corporation, its subsidiaries or their affiliates or associates and has not been an officer or employee of the Corporation, its subsidiaries or their affiliates or associates within the last two years; and

                  (ii) is not a "Promoter" of the Corporation, which is defined as:

                           a. a person who alone, or in conjunction with one or more other persons, directly or indirectly took the initiative in founding or organizing the Corporation or controls the Corporation;

                           b. a person who, directly or indirectly, receives as consideration for services and/or property rendered, five percent (5%) or more of any class of the Corporations equity securities or five percent (5%) or more of the proceeds from the sale of any class of the Corporation's equity securities;

                           c. a person who: (i) is an officer or director; or (ii) anyone who legally or beneficially owns, directly or indirectly, five percent (5%) or more of any class of the Corporation's equity securities;

                           d. a person who is an affiliate or an associate of a person specified in subsections a, b, or c.

                           e. "Promoter" does not include: (i) a person who receives securities or proceeds solely as underwriting compensation if that person otherwise falls outside of the definition of a promoter in a, b, or c; (ii) an unaffiliated institutional investor.

                  (iii) Does not have a material business or professional relationship with the Corporation or any of its affiliates or associates. For purposes of determining whether or not a business or professional relationship is material, the gross revenue derived by the Independent Director from the Corporation, its affiliates and associates shall be deemed material per se if it exceeds five percent (5%) of the Independent Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

         (B) Requirement to Maintain At Least Two Independent Directors. The Corporation shall, at all times, maintain at least two Independent Directors on the Board of Directors.

         (C) Policy Regarding Resolution of Conflicts of Interest. The Corporation shall follow the following policy regarding all related-party transactions and to loans or the forgiveness of loans, whether or not to a related-party:

                  (i) the Corporation will not enter any material, transaction or loan with a related or affiliated party unless the transaction or loan is on terms that are no less favorable to the Corporation than the Corporation could obtain from an unrelated or unaffiliated third party; and

                  (ii) a majority of the Independent Directors who have no interest in the transactions must review and approve transactions involving related parties or conflicts of interest after having been given access, at the Corporation's expense, to the Corporation's counsel or to their own independent legal counsel; and

                  (iii) when there are only two Independent Directors, both directors must approve the transaction.

                                  IV. OFFICERS
                                      --------

         4.01 Officers. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Treasurer, a Secretary and such additional officers, agents and employees as shall be appointed in accordance with the provisions of Section 4.02 hereof. Any two (2) or more offices may be held by the same person. Officers need not be directors of the Corporation. The Board may require any such officer, agent or employee to give security for the faithful performance of his duties.

         4.02 Additional Officers. The Board may appoint such subordinate officers, agents or employees as it may deem necessary or advisable, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees.

         4.03 Election; Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors, each of whom shall serve with such power and duties and for such tenure as provided by these Bylaws or as the Board may from time to time determine and shall hold office until his successor has been duly elected and qualified, or until his death, resignation or removal.

         4.04 Removal. Unless prohibited or restricted by an agreement to the contrary, any officer of the Corporation may be removed, either with or without cause, at any time, by a majority of the whole Board at a special meeting thereof called for that purpose, or by any committee or executive officer upon whom such power of removal may be conferred by the Board.

         4.05 Resignations. Any director or officer may resign his office at any time, by giving written notice of his resignation to the President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

         4.06 Vacancies. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled by the Board of Directors and the officer so elected shall hold office until his successor is elected and qualified.

         4.07 Salaries. The salaries of the officers and employees of the Corporation, if any, shall be fixed from time to time by the Board of Directors, or (except as to his own) be left to the discretion of the President, and none of the officers of the Corporation shall be prevented from receiving a salary by reason of the fact that he is also a member of the Board of Directors.

         4.08 The President. The President shall be the chief executive officer of the Corporation and shall supervise and manage the business and affairs of the Corporation, subject to the control of the Board of Directors. He shall see that all orders and resolutions of the Board are carried into effect. He may sign, with the Secretary or an Assistant Secretary, certificates of stock of the Corporation; and he may sign, execute and deliver in the name of the Corporation all instruments of conveyance, evidences of indebtedness, contracts or other instruments authorized by the Board, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any thereof shall be required by law to be otherwise signed, executed and delivered. In general he shall perform all duties as may from time to time be assigned to him by these Bylaws or by the Board of Directors.

         4.09 Vice President. Each Vice President shall have such powers and perform such other duties as the Board of Directors or the President may, from time to time, prescribe.

         4.10 The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in such banks or other depositories as may be designated by the Board of Directors; he shall disburse the funds of the Corporation under the direction of the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the regular meetings of the Board or whenever they may require it, a statement of all his trans actions as Treasurer and a statement of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as the Board of Directors or the President may from time to time prescribe.

         4.11 The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of these meetings. He shall be custodian of the stock book and also of other books, records and the seal of the Corporation, if any, and shall affix the seal of the Corporation to all certificates of stock and all documents, the execution of which on behalf of the Corporation under its seal is duly authorized. He may sign, with the President or a Vice President, certificates of stock of the Corporation. He shall cause to be given all notices of meetings of the shareholders and directors and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

         4.12 Acting Secretary for Meetings of the Board of Directors. If the Secretary of the Corporation is not a member of, or otherwise in attendance at a meeting of the Board of Directors, any member of the Board who is also an officer may execute such minutes as Acting

Secretary, or the Board may designate any other person to act as Secretary and sign the minutes of such meeting.

                                   V. RECORDS
                                      -------

         5.01 Records to be Kept. The Corporation shall keep as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The Corporation shall also keep appropriate accounting records.

         5.02 Shareholder List. The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders and in alphabetical order by class of shares showing the number and class of shares held by each.

         5.03 Form of Records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         5.04 Records Available for Inspection. The Corporation shall keep a copy of all of the following records, at its known place of business or at the office of its agents, for the purpose of inspection within five days of an appropriate demand by a qualifying shareholder, according to A.R.S. ss.ss. 10-141 and 10-1602 et. seq.

                  (A) The articles or restated articles of incorporation and all amendments to them currently in effect;

                  (B) The bylaws or restated bylaws and all amendments to them currently in effect;

                  (C) Resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

                  (D) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;

                  (E) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years;

                  (F) A list of the names and business addresses of the current directors and offices;

                  (G) The most recent annual report delivered to the Arizona Corporation Commission; and

                  (H) Any agreements among shareholders pursuant to A.R.S. ss. 10-732.

                   VI. INDEMNIFICATION; SHAREHOLDER LIABILITY
                       --------------------------------------

         6.01 Indemnification. The Corporation shall indemnify every director (including outside directors as defined in A.R.S. ss. 10-850(6) or any amended or successor statute thereto) and every officer, employee or agent to the full extent consistent with public policy and to the full extent permitted by and in fulfillment of the conditions found in A.R.S. ss.ss. 10-850 to 10-858 or the indemnification provisions of any amended or successor statute thereto. Such indemnification shall be mandatory and shall extend to both liability and expenses (including advances for expenses) as those terms are defined in A.R.S. ss. 10-850(3)-(4) or any amended or successor statute thereto.

         6.02 Shareholder Liability. The private property of the shareholders of the Corporation shall be exempt from liability for corporate debts pursuant to A.R.S. ss. 10-622 or any amended or successor statute thereto.

                             VII. STOCK CERTIFICATES
                                  ------------------

         7.01 Certificates. Certificates of stock shall be in such form as required by statute and as approved by the Board of Directors and shall be issued and signed by the President or a Vice President and by the Secretary or an Assistant Secretary, and impressed with the seal of the Corporation, if any. The signatures of such officers upon such certificates may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue.

         7.02 Shares Without Certificates. The Board of Directors of the Corporation may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Notwithstanding such authorization by the Board of Directors, every holder of uncertified shares is entitled to receive a certificate that complies with statutory requirements upon request to the Corporation. The authorization does not affect shares already represented by certificates until such certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by statute.

         7.03 Ownership. The Corporation will be entitled to treat the registered owner of any share as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by statute.

         7.04 Transfers. Transfers of stock shall be made only on the books of the Corporation by the record holder thereof, or by his duly authorized attorney or legal representative, and upon surrender and cancellation of certificates properly endorsed, and with such other information, legal notices and/or legal opinions as the Corporation, its counsel or the its transfer agent may require.

         7.05 Lost Certificates. In the event of the loss, theft or destruction of any certificate of stock of this Corporation or of any predecessor corporation, the Corporation may issue a certificate in lieu of that alleged to be lost, stolen or destroyed, and cause the same to be delivered to the owner of the stock represented thereby, provided that the owner shall have submitted such evidence showing the circumstances of the alleged loss, theft or destruction, and his ownership of the certificate, as the Corporation considers satisfactory, together with any other facts which the Corporation considers pertinent, and, if required by the Board of Directors, a surety bond in form and amount satisfactory to the Corporation, unless the stock represented by the certificate lost, stolen or destroyed has at the time of issuance of the new certificate a market value of $500 or less (as determined by the Corporation on the basis of such information as it may select), in which case the requirement of a surety bond shall be waived.

                                 VIII. DIVIDENDS
                                       ---------

         8.01 Dividends. Subject to such restrictions or requirements as may be imposed by law or the Corporation's Articles or as may otherwise be binding upon the Corporation, the Board of Directors may from time to time declare dividends on stock of the Corporation outstanding on the dates of record fixed by the Board, to be paid in cash, in property or in shares of the Corporation's stock on or as of such payment or distribution dates as the Board may prescribe.

                                  IX. AMENDMENT
                                      ---------

         9.01 Amendment. These Bylaws may be altered, amended, repealed or temporarily or permanently suspended, in whole or in part, or new bylaws adopted, at any duly constituted meeting of the shareholders or the Board of Directors, the notice of which meeting either includes the proposed action in respect thereof or is waived as provided above in section 2.03 or 3.08 (whichever is applicable). If, however, any such action arises as a matter of necessity at any such meeting and is otherwise proper, no notice thereof will be required. The Board of Directors may exercise all emergency powers permitted under A.R.S. 10-303. These Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not prohibited by law or the Articles.

                                    X. GENDER
                                       ------

         10.01 Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

                         XI. TERMINATION OF CORPORATION
                             --------------------------

         11.02 Termination of Corporation. The Corporation shall cease to exist only upon the first to happen of the following events: a) the death of the last surviving shareholder or b) voluntary or involuntary dissolution pursuant to the laws governing the same for Arizona private corporations organized for profit.

         ADOPTED by the Board of Directors of the Corporation at Scottsdale, Arizona as of this 8th day of May, 1998.